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COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., May 9, 2012 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors declared a quarterly cash dividend on Costco common stock and approved an increase from $.24 to $.275 per share, or from $.96 to $1.10 per share on an annualized basis. The quarterly dividend is payable June 8, 2012, to shareholders of record at the close of business on May 25, 2012.

Costco currently operates 602 warehouses, including 435 in the United States and Puerto Rico, 82 in Canada, 32 in Mexico, 22 in the United Kingdom, 13 in Japan, eight in Taiwan, seven in Korea and three in Australia. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open up to an additional seven new warehouses prior to the end of its fiscal year on September 2, 2012.

The Company plans to release its operating results for the third quarter (12 weeks) ending May 6, 2012, on May 24, 2012. A conference call to discuss these results is scheduled for 8:00 a.m. (PT) that day and will be available via webcast on www.costco.com (click on Investor Relations and “webcasts”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS: Costco Wholesale Corporation

Richard Galanti, 425/313-8203

Bob Nelson, 425/313-8255

Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100